Filed Pursuant to Rule 424(b)(3)
File Number 333-127838

PROSPECTUS SUPPLEMENT NO. 6

Prospectus Supplement dated April 11, 2006
to Prospectus declared
effective on September 15, 2005
(Registration No. 333-127838)
as supplemented by that Prospectus Supplement No. 1 dated October 3, 2005, that Prospectus Supplement No. 2 dated November 9, 2005, that Prospectus Supplement No. 3 dated November 18, 2005, that Prospectus Supplement No. 4 dated February 9, 2006, and that Prospectus Supplement No. 5 dated February 24, 2006

MSO HOLDINGS, INC.

This Prospectus Supplement No. 6 supplements our Prospectus dated September 15, 2005, the Prospectus Supplement No. 1 dated October 3, 2005, the Prospectus Supplement No. 2 dated November 9, 2005, the Prospectus Supplement No. 3 dated November 18, 2005, the Prospectus Supplement No. 4 dated February 9, 2006 and the Prospectus Supplement No. 5 dated February 24, 2006.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 6 together with the Prospectus and each prior Prospectus Supplement referenced above.

This Prospectus Supplement includes the attached Current Report on Form 8-K of MSO Holdings, Inc. filed on April 11, 2006 with the Securities and Exchange Commission

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “MSOD.OB.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is April 11, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2006

MSO Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2-98395-NY	74-3134651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 175, Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code 847-267-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers

        (b)   On April 6, 2006, Peter Smith resigned from the board of directors of MSO Holdings, Inc. (the “Company”). Mr. Smith’s resignation did not relate to any disagreements with the Company on any matter related to the Company’s operations, policies or practices. The Company has not yet identified a replacement for Mr. Smith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSO Holdings, Inc.
By: /s/ Albert Henry
Albert Henry
Chief Executive Officer

Dated: April 11, 2006